EXHIBIT 10.3

SPONSOR WARRANT SUBSCRIPTION AGREEMENT

      This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 23rd day of May, 2008, by and between CR Acquisition Corp., a Delaware corporation (the “Company”) and CR Acquisition I, LLC, a Delaware limited liability company (the “Subscriber”).

      WHEREAS, the Company intends to engage in an initial public offering (the “IPO”) of its units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (a “Warrant”);

      WHEREAS, immediately prior to the pricing of the IPO, the Company desires to sell, and the Subscriber desires to purchase, in a private placement (the “Sponsor Warrant Offering”), an aggregate of 4,550,000 Warrants (the “Sponsor Warrants”), each Sponsor Warrant entitling the holder thereof to purchase one share of Common Stock (the “Sponsor Warrant Shares,” and together with the Sponsor Warrants, the “Securities”) at an exercise price of $7.00, in accordance with the terms of the Sponsor Warrants as set forth in the Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”) in connection with the IPO; and

      WHEREAS, the Subscriber wishes to purchase the number of Sponsor Warrants set forth on Schedule I, and the Company wishes to accept such subscription.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Subscriber do hereby agree as follows:

      Section 1 Agreement to Subscribe for Sponsor Warrants

      Section 1.1 Purchase and Issuance of the Sponsor Warrants. The Subscriber hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Subscriber, the number of Sponsor Warrants set forth adjacent to the Subscriber’s name on Schedule I attached hereto at a purchase price of $1.00 per Sponsor Warrant (the “Per Sponsor Warrant Price”), on the terms and conditions set forth herein. The aggregate purchase price for the Subscriber’s Sponsor Warrants (the “Sponsor Warrant Purchase Price”) is set forth adjacent to the Subscriber’s name on Schedule I attached hereto under the caption “Sponsor Warrant Aggregate Purchase Price.”

      Section 1.2 Delivery of the Sponsor Warrant Purchase Price. Upon execution of this Agreement, the Subscriber is hereby bound to fulfill its respective obligations hereunder, and the Subscriber purchasing Sponsor Warrants hereby irrevocably commits to deliver into a trust account (the “Trust Account”) at JPMorgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), on the date of the closing of the Sponsor Warrant Offering (the “Sponsor Warrant Closing”) the Sponsor Warrant Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion.

      Section 1.3 Sponsor Warrant Closing. The Sponsor Warrant Closing shall take place at the offices of the Company, or such other place as may be agreed upon by the parties hereto, immediately prior to the pricing of the IPO.

      Section 2. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company that:

      Section 2.1 No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Sponsor Warrant Offering.

      Section 2.2 Intent. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not with a view towards the distribution or dissemination thereof, and the Subscriber has no present arrangement to sell the Securities to be purchased by the Subscriber to or through any person or entity. The Subscriber understands that the Securities to be purchased by the Subscriber must be held indefinitely unless such Securities are subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available.

      Section 2.3 Sophisticated Investor.

          (a) The Subscriber has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally, and particularly investments in the securities of companies in the development stage, such as the Company, and is capable of evaluating the merits and risks of the investment in the Securities to be purchased.

          (b) The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities and the securities underlying such Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (c) The Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity that would be jeopardized by the investment in the Securities. The Subscriber can afford a complete loss of its investment in such Securities.

          (d) The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

      Section 2.4 Independent Investigation. The Subscriber, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representative or agent of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as the Subscriber has requested.

      Section 2.5 Rule 144 Acknowledgements. The Subscriber is aware of the adoption of Rule 144 by the SEC under the Securities Act (“Rule 144”), which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Subscriber understands that the Securities to be purchased by the Subscriber and the Common Stock underlying such Securities are “restricted securities” as that term is defined in Rule 144 and that the Securities and the Common Stock underlying such Securities must be held indefinitely by the Subscriber unless they are subsequently registered under the Securities Act or an exemption from such registration, such as Rule 144, is available. The Subscriber further understands that because the Company is blank check company, the Securities to be purchased by the Subscriber and the Common Stock underlying the Securities are subject to Paragraph 1. of Rule 144(i).

      Section 2.6 Authority. The Subscriber has all necessary limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All limited liability company action necessary to be taken by the Subscriber to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Subscriber in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Subscriber. Subject to the terms and conditions of this Agreement, this Agreement constitutes a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (b) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by the Subscriber of the Securities to be purchased by the Subscriber does not conflict with the organizational documents of the Subscriber or with any material contract by which the Subscriber or its property is bound, or any laws, regulations or decree, ruling or judgment of any court applicable to the Subscriber or its property. The principal place of business and executive offices of the Subscriber are as set forth on the signature page hereto.

      Section 2.7 No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

      Section 2.8 Reliance on Representations and Warranties. The Subscriber understands that the Securities to be purchased by the Subscriber are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

      Section 2.9 No Advertisements. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

      Section 2.10 Blank Check Company Status. The Subscriber understands that the Company is a blank check development stage company recently formed for the purpose of consummating a Business Combination and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

      Section 2.11 Legend. The Subscriber acknowledges and agrees that the certificates evidencing the Securities to be purchased by the Subscriber and the Common Stock underlying such Securities shall bear a restrictive legend (the “Legend”), in the form and substance as set forth in Section 4.1 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (a) pursuant to an effective registration statement filed under the Securities Act, (b) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (c) pursuant to any other exemption from the registration requirements of the Securities Act.

      Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that:

      Section 3.1 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

      Section 3.2 Authorization; Enforcement

          (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and, upon proper exercise thereof, the Common Stock, in accordance with the terms hereof.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or stockholders is required.

          (c) This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by Federal and state securities laws or principles of public policy.

      Section 3.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (a) result in a violation of the Company’s certificate of incorporation or bylaws or (b) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings that may be required to be made by the Company subsequent to the Sponsor Warrant Closing and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

      Section 4. Legends; Denominations

      Section 4.1 Legend. The Company will issue the Securities to be purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Sponsor Warrant Closing. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT). THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

      Section 4.2 The Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities purchased by such the Subscriber.

      Section 4.3 Company’s Refusal to Register Transfer of Securities. The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (a) pursuant to an effective registration statement filed under the Securities Act, or (b) pursuant to an available exemption, if any, from the registration requirements of the Securities Act.

      Section 5. Escrow

      Upon consummation of the IPO, the Subscriber shall enter into a securities escrow agreement by and between the Company and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), substantially in the form attached hereto as Exhibit A (the “Securities Escrow Agreement”), whereby the Sponsor Warrants shall be held in escrow until the consummation of a Business Combination. As used in this Agreement, a “Business Combination” shall mean the Company’s initial acquisition of one or more domestic or international operating businesses or assets with a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts permitted to be disbursed for working capital purposes and excluding the amount held in the Trust Account representing deferred underwriting discounts and commissions) at the time of such acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination.

      Section 6. Forfeiture of Sponsor Warrants

      Section 6.1 Failure to Consummate Business Combination. All of the Sponsor Warrants initially shall be subject to forfeiture to the Company in accordance with this Section 6. The Sponsor Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months after the closing of the IPO (or, if the Company’s corporate existence is extended and, accordingly, the time within which the Company may consummate a Business Combination is extended, as set forth in the Company’s Registration Statement on Form S-1 (File No. 333-150106), up to 36 months after the closing of the IPO).

      Section 6.2 Termination of Rights as Stockholder; Escrow. If the Sponsor Warrants are forfeited in accordance with this Section 6, then after such time the Subscriber purchasing such Sponsor Warrants (or its respective successors in interest), shall no longer have any rights as holders of such Sponsor Warrants, and the Company shall take such action as is appropriate to cancel such Sponsor Warrants. To effectuate the foregoing, all certificates representing the Sponsor Warrants shall be held in escrow as provided in Section 5 hereof. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

      Section 7. Rescission Right Waiver and Indemnification

      Section 7.1 The Subscriber understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Sponsor Warrants. In this regard, if the offering of the Units in the IPO were deemed to be a general solicitation with respect to the Sponsor Warrants, the offer and sale of such Sponsor Warrants may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchases of the Sponsor Warrants. In order to facilitate the completion of the offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of Securities. The Subscriber acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Sponsor Warrants to the Subscriber. The Subscriber agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Sponsor Warrants hereunder.

      Section 7.2 The Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of Securities or any Claim that may arise now or in the future.

      Section 7.3 The Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

      Section 7.4 The Subscriber agrees that to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, the Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

      Section 8. Terms of the Securities

      The Sponsor Warrants shall have terms and provisions set forth in the Warrant Agreement. The Securities and the shares of Common Stock and Warrants underlying the Securities will be granted certain registration rights. In addition, in the event that a registration statement with respect to the Common Stock underlying the Sponsor Warrants is not effective under the Securities Act, the Subscriber shall not be entitled to exercise the Sponsor Warrants and such Sponsor Warrants may have no value and expire worthless.

      Section 9. Assignment and Transfer

      Section 9.1 Assignment of Sponsor Warrants. Notwithstanding anything herein to the contrary, from the date hereof until the Sponsor Warrant Closing, the Subscriber may assign to any of its controlled affiliates (collectively, the “Permitted Assignees”), the right to purchase any portion of the Sponsor Warrants (the “Assigned Sponsor Warrants”). In the event of such an assignment, such Permitted Assignees will assume the Subscriber’s obligations under this Agreement with regard to the Assigned Sponsor Warrants. Each Permitted Assignee will pay to the Company at the Sponsor Warrant Closing an amount equal to the product of the Per Sponsor Warrant Price and the number of Assigned Sponsor Warrants to be purchased by such Permitted Assignee, and will be bound by the restrictions imposed on the Assigned Sponsor Warrants by this Agreement, including, without limitation, the restrictions set forth in Section 9.2 hereof. Each Permitted Assignee will execute a counterpart signature page to this Agreement, agreeing to be bound by the provisions of this Section 9. At the Sponsor Warrant Closing, the Company will deliver to the Escrow Agent the certificates representing the Assigned Sponsor Warrants, to be held in escrow in accordance with the terms of the Securities Escrow Agreement.

      Section 9.2 Transfer Restrictions on Sponsor Warrants

          (a) Except as permitted by Section 9.1, the Subscriber shall not sell, offer to sell, contract or agree to sell, assign, hypothecate, pledge, donate, encumber, grant any option to purchase or otherwise dispose of any interest in the Sponsor Warrants or the Sponsor Warrant Shares until after the consummation of the Business Combination (the “Sponsor Warrant Lockup Period”).

          (b) Notwithstanding the foregoing, the Subscriber purchasing Sponsor Warrants hereunder may transfer any of the Sponsor Warrants (i) by transfer to the Subscriber’s relatives and trusts for estate planning purposes, (ii) if the Subscriber is not a natural person, transfers to its members, affiliates and employees, (iii) by virtue of the laws of descent and distribution upon death of the Subscriber, or (iv) pursuant to a qualified domestic relations order; provided, however, that transfers permitted by this Section 9.2(b) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined in the Securities Escrow Agreement) signed by the Subscriber transferring such Sponsor Warrants and such other documents as the Company may reasonably require. During the Sponsor Warrant Lockup Period, no Subscriber shall pledge or grant a security interest in such the Subscriber’s Sponsor Warrant or grant a security interest in such the Subscriber’s rights under this Agreement.

      Section 10. Failure to Consummate IPO. If the Company does not consummate the IPO for any reason, the Company shall either return to the Subscriber purchasing Sponsor Warrants hereunder the Sponsor Warrant Purchase Price paid by such the Subscriber, without interest, as soon as practicable thereafter or the Company shall instruct the Trustee holding such funds to do so.

      Section 11. Miscellaneous

      Section 11.1 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

      Section 11.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

      Section 11.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      Section 11.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

      Section 11.5 Independent Counsel. The Subscriber acknowledges that this Agreement has been prepared on behalf of the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, counsel to the Company, and that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC does not represent, and is not acting on behalf of, the Subscriber. The Subscriber has been provided with an opportunity to consult with the Subscriber’s counsel with respect to this Agreement.

      Section 11.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) the next business day if sent by confirmed facsimile, (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereto, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

      Section 11.7 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

      Section 11.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

      Section 11.9 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Sponsor Warrant Closing.

      Section 11.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      Section 11.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Remainder of page intentionally left blank. Signature pages to follow.)

      IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Warrant Purchase Agreement as of the day and year first above written.

COMPANY:

CR ACQUISITION CORP.

By:	/s/ Mario Caimpi
Name:	Mario Caimpi
Title:	Chief Executive Officer and President

Address:	623 Fifth Avenue, 32nd Floor New York, NY 10022

THE SUBSCRIBER

CR ACQUISITION I, LLC

By:	Prentice Capital Management, LP, its Manager

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

Address:	623 Fifth Avenue, 32nd Floor New York, NY 10022

[Signature Page - CR Acquisition Corp. - Sponsor Warrant Subscription Agreement]

Schedule I

	Number of	Sponsor Warrants
	Sponsor Warrants	Aggregate
The Subscriber	to be Purchased	Purchase Price

CR Acquisition I, LLC	4,550,000	$4,550,000

Exhibit A

Securities Escrow Agreement